SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2003

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)
1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York  11714
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

Cablevision Systems Corporation (the “Company”) today announced that an internal review initiated by the Company has identified improper expense accruals at the national services division of Cablevision’s Rainbow Media Group. The improper accruals identified to date are insignificant to the previously reported financial results of Cablevision and Rainbow. The Company also said it has notified appropriate government authorities of the matter.

The review, which covered the period from 1999 through 2002, was conducted by internal and external auditors, who reported to the Company’s Audit Committee. The review to date has found that certain employees of the national services division inappropriately accelerated the accrual of marketing expenses and, in some cases, fabricated invoices. These actions had the effect of inappropriately accelerating into one year expenses that should properly have been accrued in the following year. The internal and external auditors found no indication of any improper revenue recognition.

The Company said that it has terminated 14 AMC employees including the president of the AMC division in connection with the Company’s review of this matter.

In addition, the Company's Audit Committee has retained William McLucas of Wilmer Cutler & Pickering to conduct an investigation and to retain forensic accountants in this review. The investigation will include a thorough examination of the facts relating to the improper expense accruals, review of the Company's preliminary conclusions, and consideration of any further changes to the Company's internal financial controls or other actions that are warranted in light of these events.

The review to date has found that $6.2 million of expenses for 2003 were accelerated and improperly accrued in 2002, rather than 2003. All but $1.7 million of that amount was identified and reversed prior to the release of the Company's 2002 results.

Based on the review to date, the Company believes that improper accruals in 2000 and 2001 were similar in size to those in 2002. The Company believes that these numbers are insignificant with respect to its previously issued financial statements and its independent auditors KPMG concur with this judgment. Therefore, with the concurrence of its independent auditors, the Company has determined that no restatement of previously issued financial statements is required.

When the Company’s internal accountants initially identified the potential invoicing problem, a review was commenced by Cablevision and Rainbow internal auditors, as well as by Cablevision’s independent auditors at KPMG. Internal accountants notified senior management and the Audit Committee of the Board of Directors, which retained Willkie Farr & Gallagher as outside legal counsel.

The five-month review included an examination of the Company's financial and accounting records, and contacting of more than 150 external vendors. The Company has taken steps to improve its financial controls by requiring an additional level of oversight of expense accruals to help prevent a recurrence of this issue.

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, Cablevision Systems Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ William J. Bell

	Name: Title:	William J. Bell Vice Chairman

Dated: June 18, 2003

                         Pursuant to the requirements of the Securities Exchange Act of 1934, CSC Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ William J. Bell

	Name: Title:	William J. Bell Vice Chairman

Dated: June 18, 2003